Exhibit 99.1

Jessica Hansen, Vice President of Communications
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200 | InvestorRelations@drhorton.com
November 10, 2015

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2015 EARNINGS AND INCREASES QUARTERLY DIVIDEND TO $0.08 PER SHARE

Fiscal 2015 Fourth Quarter Highlights - comparisons to the prior year quarter

•	Net sales orders increased 19% in homes to 8,477 and 22% in value to $2.5 billion

•	Homes closed increased 23% in homes to 10,576 and 27% in value to $3.1 billion

•	Pre-tax income increased 35% to $338.8 million

•	Pre-tax margin improved 60 basis points to 10.7%

•	Net income increased 44% to $238.9 million or $0.64 per diluted share

•	Net cash generated by operations was $511.8 million
Fiscal 2015 Highlights - comparisons to the prior year

•	Net sales orders increased 26% in homes to 37,380 and 29% in value to $10.7 billion

•	Homes closed increased 28% in homes to 36,648 and 34% in value to $10.5 billion

•	Sales order backlog increased 8% in homes to 10,662 and 10% in value to $3.1 billion

•	Pre-tax income increased 38% to $1.1 billion

•	Pre-tax margin improved 30 basis points to 10.4%

•	Net income increased 41% to $750.7 million or $2.03 per diluted share

•	Net cash generated by operations was $700.4 million

•	Book value per share increased 14% to $15.99

FORT WORTH, TEXAS – D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that pre-tax income for its fourth fiscal quarter ended September 30, 2015 increased 35% to $338.8 million, compared to $250.8 million in the same quarter of fiscal 2014. The quarterly results included $26.3 million of pre-tax inventory and land option charges to cost of sales and a pre-tax goodwill impairment charge of $9.8 million. Net income for the fourth fiscal quarter increased 44% to $238.9 million, or $0.64 per diluted share, compared to $166.3 million, or $0.45 per diluted share, in the same quarter of fiscal 2014. The quarterly results included a non-cash tax benefit of $17.5 million from a reduction of the Company's valuation allowance on its deferred tax assets.

For the fiscal year ended September 30, 2015, the Company's pre-tax income increased 38% to $1.1 billion, compared to $814.2 million in fiscal 2014. The fiscal year results included $60.3 million of pre-tax inventory and land option charges to cost of sales and a pre-tax goodwill impairment charge of $9.8 million. Net income for the fiscal year ended September 30, 2015 increased 41% to $750.7 million, or $2.03 per diluted share, compared to $533.5 million, or $1.50 per diluted share, in fiscal 2014.

Homebuilding revenue for the fourth quarter of fiscal 2015 increased 28% to $3.1 billion from $2.4 billion in the same quarter of 2014. Homes closed in the quarter increased 23% to 10,576, compared to 8,612 homes in the year-ago quarter. Homebuilding revenue for the fiscal year ended September 30, 2015 increased 34% to $10.6 billion from $7.9 billion in fiscal 2014. Homes closed in fiscal 2015 increased 28% to 36,648, compared to 28,670 homes in fiscal 2014.

Net sales orders for the fourth quarter ended September 30, 2015 increased 19% to 8,477 homes from 7,135 homes in the year-ago quarter, and the value of net sales orders increased 22% to $2.5 billion from $2.0 billion. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2015 was 27%. Net sales orders for the fiscal year ended September 30, 2015 increased 26% to 37,380 homes from 29,709 homes in fiscal 2014, and the value of net sales orders increased 29% to $10.7 billion from $8.3 billion. The Company's cancellation rate for fiscal 2015 was 23%. Sales order backlog of homes under contract at September 30, 2015 increased 8% to 10,662 homes from 9,888 homes at September 30, 2014. The value of the backlog increased 10% to $3.1 billion at September 30, 2015 from $2.9 billion a year ago.

The Company ended the year with $1.4 billion of homebuilding unrestricted cash and gross homebuilding debt to total capital of 36.1%. Net homebuilding debt to total capital at September 30, 2015 was 25.1%. Net homebuilding debt to total capital consists of homebuilding notes payable net of cash divided by total equity plus homebuilding notes payable net of cash.

The Company has declared a quarterly cash dividend of $0.08 per common share, an increase of 28% compared to its most recent dividend paid. The dividend is payable on December 14, 2015 to stockholders of record on November 30, 2015.

Donald R. Horton, Chairman of the Board, said, “With 36,648 homes closed in fiscal 2015, D.R. Horton is the largest builder in the United States for a 14th consecutive year. Fiscal 2015 was also our third consecutive year of 30% or greater growth in both home sales revenues and homebuilding pre-tax income. While significantly growing the business, we generated $700 million of cash from operations this year. In the fourth quarter, our consolidated pre-tax income increased 35% to $338.8 million, and our pre-tax operating margin improved 60 basis points to 10.7%. For the year, we generated a 38% increase in pre-tax income to more than $1.1 billion on consolidated revenues of $10.8 billion.

"We are well-positioned with our industry-leading market share, broad geographic footprint and diversified product offerings across our D.R. Horton, Emerald Homes and Express Homes brands. We are focused on growing our revenues and pre-tax profits at a double-digit annual pace, while continuing to generate positive cash flows and improved returns. Based on our solid balance sheet, liquidity and current and expected levels of profitability and cash flow, our Board of Directors increased our quarterly cash dividend by 28% to $0.08 per share. With a sales backlog of 10,662 homes and a robust lot supply and inventory of homes available for sale, we are ready to capitalize on market opportunities to deliver another strong performance in fiscal 2016.”

The Company will host a conference call today (Tuesday, November 10th) at 10:00 a.m. Eastern time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company's website at investor.drhorton.com.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fourteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 27 states across the United States and closed 36,648 homes during its fiscal year ended September 30, 2015. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Express Homes and Emerald Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are well-positioned with our industry-leading market share, broad geographic footprint and diversified product offerings across our D.R. Horton, Emerald Homes and Express Homes brands and that we are focused on growing our revenues and pre-tax profits at a double-digit annual pace, while continuing to generate positive cash flows and improved returns. The forward-looking statements also include that based on our solid balance sheet, liquidity and current and expected levels of profitability and cash flow, our Board of Directors increased our quarterly cash dividend by 28% to $0.08 per share and that with a sales backlog of 10,662 homes and a robust lot supply and inventory of homes available for sale, we are ready to capitalize on market opportunities to deliver another strong performance in fiscal 2016.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing and the liquidity provided by government-sponsored enterprises, the effects of government programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; home warranty and construction defect claims; supply shortages and other risks of acquiring land, building materials and skilled labor; reductions in the availability of performance bonds; increases in the costs of owning a home; the impact of an inflationary, deflationary or higher interest rate environment; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; our ability to effect our growth strategies or acquisitions successfully; the effects of the loss of key personnel; the effects of negative publicity; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission.

WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,
	2015	2014
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$1,355.9	$632.5
Restricted cash	9.7	10.0
Inventories:
Construction in progress and finished homes	3,501.2	3,541.3
Residential land and lots — developed and under development	4,065.3	3,800.0
Land held for development	202.3	332.8
Land held for sale	38.2	26.4
	7,807.0	7,700.5
Deferred income taxes, net of valuation allowance of $10.1 million and $31.1 million at September 30, 2015 and 2014, respectively	558.1	565.0
Property and equipment, net	144.0	190.8
Other assets	456.2	424.0
Goodwill	87.2	94.8
	10,418.1	9,617.6
Financial Services:
Cash and cash equivalents	27.9	29.3
Mortgage loans held for sale	631.0	476.9
Other assets	74.0	61.6
	732.9	567.8
Total assets	$11,151.0	$10,185.4
LIABILITIES
Homebuilding:
Accounts payable	$473.0	$480.3
Accrued expenses and other liabilities	929.2	875.0
Notes payable	3,333.6	3,306.5
	4,735.8	4,661.8
Financial Services:
Accounts payable and other liabilities	41.9	44.7
Mortgage repurchase facility	477.9	359.2
	519.8	403.9
Total liabilities	5,255.6	5,065.7
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 375,847,442 shares issued and 368,647,371 shares outstanding at September 30, 2015 and 371,786,765 shares issued and 364,586,694 shares outstanding at September 30, 2014	3.8	3.7
Additional paid-in capital	2,733.8	2,613.7
Retained earnings	3,289.6	2,630.5
Treasury stock, 7,200,071 shares at September 30, 2015 and 2014, at cost	(134.3)	(134.3)
Accumulated other comprehensive income	1.4	2.2
Total stockholders’ equity	5,894.3	5,115.8
Noncontrolling interests	1.1	3.9
Total equity	5,895.4	5,119.7
Total liabilities and equity	$11,151.0	$10,185.4

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2015	2014	2015	2014
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$3,052.1	$2,403.6	$10,469.4	$7,804.7
Land/lot sales and other	39.0	19.7	89.6	53.8
	3,091.1	2,423.3	10,559.0	7,858.5
Cost of sales:
Home sales	2,444.8	1,911.6	8,393.6	6,139.1
Land/lot sales and other	37.7	16.7	81.8	44.3
Inventory and land option charges	26.3	21.3	60.3	85.2
	2,508.8	1,949.6	8,535.7	6,268.6
Gross profit:
Home sales	607.3	492.0	2,075.8	1,665.6
Land/lot sales and other	1.3	3.0	7.8	9.5
Inventory and land option charges	(26.3)	(21.3)	(60.3)	(85.2)
	582.3	473.7	2,023.3	1,589.9
Selling, general and administrative expense	275.4	241.0	1,013.6	834.2
Goodwill impairment	9.8	—	9.8	—
Other (income)	(4.4)	(3.9)	(18.4)	(13.1)
Homebuilding pre-tax income	301.5	236.6	1,018.3	768.8
Financial Services:
Revenues	81.4	49.0	265.0	166.4
General and administrative expense	47.8	37.5	172.4	131.2
Interest and other (income)	(3.7)	(2.7)	(12.5)	(10.2)
Financial services pre-tax income	37.3	14.2	105.1	45.4
Income before income taxes	338.8	250.8	1,123.4	814.2
Income tax expense	99.9	84.5	372.7	280.7
Net income	$238.9	$166.3	$750.7	$533.5
Other comprehensive (loss) income, net of income tax	(0.8)	—	(0.8)	0.3
Comprehensive income	$238.1	$166.3	$749.9	$533.8
Basic:
Net income per share	$0.65	$0.46	$2.05	$1.57
Weighted average number of common shares	367.7	364.5	366.3	340.5
Diluted:
Net income per share	$0.64	$0.45	$2.03	$1.50
Numerator for diluted net income per share after assumed conversions	$238.9	$166.3	$750.7	$550.0
Adjusted weighted average number of common shares	371.5	367.6	369.8	366.6
Other Consolidated Financial Data:
Interest charged to cost of sales	$47.5	$36.6	$159.4	$123.1
Depreciation and amortization	$14.4	$11.8	$54.1	$38.4
Interest incurred	$43.0	$41.8	$169.2	$185.8

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Fiscal Year Ended September 30,
	2015	2014
	(In millions)
OPERATING ACTIVITIES
Net income	$750.7	$533.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	54.1	38.4
Amortization of discounts and fees	5.6	27.4
Stock based compensation expense	42.2	26.2
Excess income tax benefit from employee stock awards	(12.3)	(0.6)
Deferred income taxes	3.1	17.4
Inventory and land option charges	60.3	85.2
Goodwill impairment	9.8	—
Changes in operating assets and liabilities:
Decrease (increase) in construction in progress and finished homes	63.1	(918.2)
Increase in residential land and lots – developed, under development, held for development and held for sale	(152.6)	(513.6)
(Increase) decrease in other assets	(29.8)	8.8
Increase in mortgage loans held for sale	(154.1)	(81.8)
Increase in accounts payable, accrued expenses and other liabilities	60.3	115.9
Net cash provided by (used in) operating activities	700.4	(661.4)
INVESTING ACTIVITIES
Purchases of property and equipment	(56.1)	(100.2)
Proceeds from the sale of property and equipment	56.0	—
(Increase) decrease in restricted cash	(0.7)	67.8
Net principal increase of other mortgage loans and real estate owned	(8.9)	(5.6)
Purchases of debt securities collateralized by residential real estate	(14.8)	—
Payments related to acquisition of a business	(70.9)	(244.1)
Net cash used in investing activities	(95.4)	(282.1)
FINANCING ACTIVITIES
Proceeds from notes payable	1,590.7	1,427.6
Repayment of notes payable	(1,456.2)	(796.9)
Proceeds from stock associated with certain employee benefit plans	61.8	45.2
Excess income tax benefit from employee stock awards	12.3	0.6
Cash dividends paid	(91.6)	(48.6)
Net cash provided by financing activities	117.0	627.9
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	722.0	(315.6)
Cash and cash equivalents at beginning of year	661.8	977.4
Cash and cash equivalents at end of year	$1,383.8	$661.8

D.R. HORTON, INC.
($’s in millions)

NET SALES ORDERS
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2015		2014		2015		2014
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,157	$325.2	1,084	$301.0	4,859	$1,319.8	3,867	$1,074.2
Midwest	354	137.7	355	125.8	1,696	641.0	1,413	514.9
Southeast	2,868	754.6	2,042	526.4	11,703	3,053.4	8,529	2,164.4
South Central	2,367	583.2	2,194	490.1	11,753	2,849.7	9,707	2,144.5
Southwest	408	89.8	291	65.6	1,645	364.1	1,298	285.2
West	1,323	563.9	1,169	500.9	5,724	2,510.7	4,895	2,125.4
	8,477	$2,454.4	7,135	$2,009.8	37,380	$10,738.7	29,709	$8,308.6

HOMES CLOSED
	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2015		2014		2015		2014
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,439	$382.1	1,121	$310.1	4,880	$1,323.5	3,537	$948.0
Midwest	487	185.8	384	144.6	1,811	665.9	1,342	483.0
Southeast	3,226	830.4	2,643	661.5	11,093	2,866.2	8,743	2,158.0
South Central	3,259	792.2	2,649	577.9	11,455	2,690.1	9,046	1,948.6
Southwest	414	93.1	352	77.4	1,499	336.1	1,348	285.2
West	1,751	768.5	1,463	632.1	5,910	2,587.6	4,654	1,981.9
	10,576	$3,052.1	8,612	$2,403.6	36,648	$10,469.4	28,670	$7,804.7

SALES ORDER BACKLOG
	As of September 30,
	2015		2014
	Homes	Value	Homes	Value
East	1,430	$413.0	1,451	$416.7
Midwest	412	166.4	527	191.3
Southeast	3,511	977.9	2,901	790.7
South Central	3,656	951.3	3,358	791.7
Southwest	571	124.0	425	96.0
West	1,082	514.2	1,226	572.4
	10,662	$3,146.8	9,888	$2,858.8